UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Morgan Stanley ETF Trust

(Exact name of registrant as specified in its charter)

State of Delaware	See Below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1585 Broadway New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of each Exchange on which Each Class is to be so Registered	I.R.S. Employer Identification Number
Shares of beneficial interest, par value $0.001 per share, of:
Eaton Vance Income Opportunities ETF	NYSE Arca, Inc.	13-3647664

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-266913

Securities to be registered pursuant to Section 12(g) of the Exchange Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, par value $0.001 per share, of the Eaton Vance Income Opportunities ETF, a series of Morgan Stanley ETF Trust (the “Trust”), to be registered hereunder, is set forth in Post-Effective Amendment No. 19 to the Trust’s Registration Statement on Form N-1A (Commission File Nos. 333-266913; 811-23820) filed on September 30, 2024 and in Post-Effective Amendment No. 20 to the Trust’s Registration Statement on Form N-1A (Commission File Nos. 333-266913; 811-23820) (together, the “Registration Statement”) which description is incorporated herein by reference as filed with the Securities and Exchange Commission. In addition, a supplement relating to the Registration Statement was filed with the Commission on June 23, 2025 pursuant to Rule 497 under the Securities Act of 1933, as amended, reflecting a change in the fund’s name, and which shall be deemed to be incorporated herein by reference. Any form of amendment or supplement to the Registration Statement that is subsequently filed that relates to the shares of this series of the Trust is hereby also incorporated by reference herein.

Item 2. Exhibits.

1. The Trust’s Certificate of Trust is included as Exhibit (a)(1) to the Trust’s initial Registration Statement on Form N-1A (File No. 811-23820), as filed with the Securities and Exchange Commission on August 16, 2022.

2. The Trust’s Amended and Restated Declaration of Trust is included as Exhibit (a)(2) to Pre-Effective Amendment No. 1 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-266913; 811-23820), as filed with the Securities and Exchange Commission on November 17, 2022.

3. The Trust’s Amended and Restated Schedule A to the Trust’s Amended and Restated Declaration of Trust, dated April 24, 2025, is included as Exhibit (1)(c) to the Trust’s Registration Statement on Form N-14 (File Nos. 333-288293), as filed with the Securities and Exchange Commission on June 24, 2025.

4. The Trust’s By-Laws are included as Exhibit (b) to Pre-Effective Amendment No. 1 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-266913; 811-23820), as filed with the Securities and Exchange Commission on November 17, 2022.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

November 7, 2025

MORGAN STANLEY ETF TRUST

By:	/s/ John H. Gernon
Name:	John H. Gernon
Title:	President and Principal Executive Officer